Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2010, relating to the consolidated financial statements of Peet’s Coffee & Tea, Inc. and the effectiveness of Peet’s Coffee & Tea, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Peet’s Coffee & Tea, Inc., for the year ended January 3, 2010.

/s/ Deloitte & Touche LLP

San Francisco, California
July 9, 2010